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                                                                   EXHIBIT 10.16



                  NON-COMPETITION AND NON-DISCLOSURE AGREEMENT


                  THIS NON-COMPETITION AND NON-DISCLOSURE AGREEMENT ("Agreement") is made and entered into as of the 3rd day of April, 1998, by and between HIGH SPEED ACCESS NETWORK, INC., a Delaware corporation (the "Company"), and JOSEPH S. GANS, III ("Founder").

                  RECITAL:

                  The Company, Founder and Broadband Solutions, LLC ("Investor:") are parties to a Convertible Preferred Stock Purchase Agreement dated April 3, 1998, under which certain of the Company's and Investor's obligations are conditioned upon the execution and delivery by Founder and the Company of this Agreement.

                  NOW, THEREFORE, it is agreed by and between the parties hereto as follows:

         1.       COVENANTS NOT TO SOLICIT OR COMPETE.

                  A. NON-COMPETITION. Founder agrees that for the period he serves as a director of the Company and for a two-year period immediately following the termination of Founder's services as a director of the Company for any reason whatsoever, he shall not, within the United States of America (the "Territory"), engage in any of the following activities:

                           [1] Directly or indirectly enter into the employ of or render any service to or act in concert with any person, partnership, corporation or other entity that competes directly or indirectly with the Company;

                           [2] Directly or indirectly engage in any such competitive business or render any such service on his own account; or

                           [3] Become interested in any such competitive business or service directly or indirectly as an individual, partner, shareholder, director, officer, principal, agent, employee, consultant, creditor or in any other relationship or capacity; provided, that [i] the purchase of a publicly traded security of a corporation engaged in such business or service shall not in itself be deemed violative of this Agreement so long as Founder does not own, directly or indirectly, more than 3% of the securities of such corporation, [ii] Founder's direct or indirect ownership of up to 6% of the equity securities of Penteledata, a Pennsylvania entity, and his services as a director of such entity shall not in itself be deemed violative of this Agreement so long as Founder does not actively assist such entity in marketing or other activities outside of the State of Pennsylvania; and [iii] Founder's services as a director of either of National


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         Cable Television Association or CableLabs shall not in itself be deemed violative of this Agreement so long as Founder does not actively assist either such entity in any activity detrimental to the Company.

                  B. NON-SOLICITATION. Founder agrees that for the period he serves as a director of the Company and for a two-year period immediately following the termination of his services as a director of the Company for any reason whatsoever, he shall not (other than in the regular course of the Company's business) solicit, directly or indirectly, business of the type then being performed by the Company from any person, partnership, corporation or other entity which is a customer of the Company at the time Founder's services with the Company terminates, or was such a customer within the one-year period immediately prior thereto, or to the knowledge of Founder at the date of termination of such services, is a person, partnership, corporation or other entity with which the Company plans to do a substantial amount of business within the one-year period after such termination of services.

                  C. AFFILIATES. For purposes of this Section 1, "Company" as used herein shall mean and include the Company and any affiliate of the Company.

         2.       NON-INDUCEMENT AND NON-DISCLOSURE.

                  A. NON-INDUCEMENT. Founder agrees that for the period he serves as a director of the Company and for a two-year period immediately following the termination of his services as a director of the Company for any reason whatsoever, he shall not directly or indirectly, individually or on behalf of persons not parties to this Agreement, aid or endeavor to solicit or induce any of the Company's employees to leave their employment with the Company or in order to accept employment with Founder or another person, partnership, corporation or other entity.

                  B. NON-DISCLOSURE. At no time shall Founder divulge, furnish or make accessible to anyone (other than in the regular course of the Company's business) any knowledge or information with respect to confidential information or data of the Company, or with respect to any confidential information or data of any of the customers of the Company, or with respect to any other confidential aspect of the business or products or services of the Company or its customers.

                  C. AFFILIATES. For purposes of this Section 2, "Company" as used herein shall mean and include the Company and any affiliate of the Company.

         3. INJUNCTIVE RELIEF FOR BREACH: ENFORCEABILITY. Founder agrees that Company may not be adequately compensated by damages for a breach by Founder of any of the covenants contained in Sections 1 and 2, and that, in addition to all other remedies, the Company shall be entitled to injunctive relief and specific performance. In such event, the periods of time referred to in Sections 1 and 2 shall be deemed extended for a period equal to the respective period during which Founder is in breach


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thereof, in order to provide for injunctive relief and specific performance for a period equal to the full term thereof. The covenants contained in Sections 1 and 2 shall be construed as separate covenants, and if any court shall finally determine that the restraints provided for in any such covenants are too broad as to the geographic area, activity or time covered, said area, activity or time covered may be reduced to whatever extent the court deems reasonable and such covenants shall be enforced as to such reduced area, activity or time.

                  Founder shall indemnify and hold Company harmless from any liability, loss, damage, judgment, cost or expense (including reasonable attorneys' fees and expenses) arising out of or resulting from Founder's breach of any covenants contained in this Agreement or his failure to perform a duty hereunder.

         4. NO OTHER NON-COMPETE AGREEMENTS. Notwithstanding anything to the contrary contained herein, Founder hereby represents, warrants and covenants to Company that Founder (i) is not a party to nor bound by any non-competition, non-solicitation, confidentiality or other agreement of any kind, which would conflict with or prevent his employment by the Company, and (ii) has not, and will not, wrongfully use any confidential information or know-how taken from another employer. Founder hereby agrees to indemnify and hold the Company harmless from any claim, loss, damage and expense hereafter incurred by the Company as a result of any breach of the foregoing representations, warranties or covenants made by Founder in this Section.

         5. REPRESENTATIONS OF FOUNDER. The Founder hereby represents, warrants and agrees with the Company that [A} the execution, delivery and performance of this Agreement by the Founder (i) will not constitute a default under or conflict with any agreement or instrument to which the Founder is a party or by which he or his assets are bound, (ii) will not conflict with or violate any order, judgment, decree, statute, ordinance or regulation applicable to the Founder, and (iii) do not require the consent of any person or entity, [B] this Agreement has been duly executed and delivered by the Founder and constitutes the valid and binding agreement of the Founder enforceable against him in accordance with its terms.

         6. NOTICES. All notices and other communications hereunder shall be in writing and shall be given or made by hand delivery, or by certified or registered mail, return receipt requested, postage prepaid, or by telegram, as follows, or to such other person or address as shall be hereafter designated by notice given in accordance with this Section:

         A.       If to the Company:                 HSAnet, Inc.
                                                     Attention: Ron Pitcock
                                                     3800 Lark Bunting Lane
                                                     Littleton, Colorado  80127


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         B.       If to Founder:                     Joseph S. Gans, III
                                                     Gans Multimedia Partnership
                                                     217 East 9th Street
                                                     Hazelton, Colorado  18201

Any notice or other communication hereunder shall be deemed to have been duly given or made if made by hand, when delivered against receipt therefor or when attempted delivery shall be rejected, as the case may be, if made by letter, upon deposit thereof in the mail, postage prepaid, registered or certified, with return receipt requested, and if made by telegram, facsimile or reputable overnight courier when sent. Notwithstanding the foregoing, any notice or other communication hereunder which is actually received by a party hereto shall be deemed to have been duly given or made to such party.

         7.       MISCELLANEOUS.

                  A. ASSIGNMENT. This is a contract for personal services by Founder and may not be assigned by Founder. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

                  B. WAIVER OF BREACH. The waiver by either party of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach.

                  C. ENTIRE AGREEMENT: CANCELLATION OF PRIOR AGREEMENTS. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof. It may not be changed orally, but only by an amendment in writing signed by the parties hereto. All prior agreements or understandings concerning Founder's employment by the Company are hereby cancelled and superseded by this Agreement.

                  D. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remainder of this Agreement.

                  E. HEADINGS. The headings contained in this Agreement are for convenience only and shall not be deemed a part of this Agreement in construing or interpreting the provisions hereof.

                  F. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Kentucky as applied to agreements among Kentucky residents entered into and performed in Kentucky.


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                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day, month and year first above written.

                                    HIGH SPEED ACCESS NETWORK, INC.


                                    By:  /s/ HIGH SPEED ACCESS NETWORK, INC.
                                        -------------------------------------

                                    Title:
                                           ----------------------------------

                                                      ("Company")

                                     /s/ JOSEPH S. GANS, III
                                    -----------------------------------------
                                    JOSEPH S. GANS, III

                                                      ("Founder")